  As Filed with the Securities and Exchange Commission January 19, 2007

Registration No.:  333- 137920

U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form SB-2 / Pre-Effective Amendment 2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREENLEAF FOREST PRODUCTS, INC.

1611 Gate Creek Drive

Pearland, TX 77581

___________

(Address and telephone number of principal executive offices)

Michelle Maresova

Greenleaf Forest Products, Inc.

1611 Gate Creek Drive

Pearland, TX 77581

1-888-880-9663

 (Name, address and telephone number of agent for service)

Nevada	5211	20-3547389
(State or other jurisdiction of incorporation or organization)	Primary Industrial Classification	(I.R.S. Employer Identification No.)

WITH A COPY TO

Gary B. Wolff, Esq.

Gary B. Wolff, P.C.

805 Third Avenue

New York, New York 10022

212-644-6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $ .001 Par value per share	1,760,000 shares	$ .01	$ 17,600	$ 1.89*

* Paid with Initial Filing

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

_____________________________

Estimated solely  for  the  purpose  of  computing  the  amount  of the registration fee pursuant to Rule 457(a)  under the Securities Act of ’33, as amended and based upon the amount of consideration received by the issuer.  As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price.  The factor considered and utilized herein consisted of and is based upon the issuance price of those securities issued (in  August 2006) which shares of common stock were all issued at $.001 per share and with the Company selecting $.01 per share as being the nearest full cent higher than the $.001 price indicated.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion  __, 2007

1,760,000 SHARES

COMMON STOCK

GREENLEAF FOREST PRODUCTS, INC.

As of January 7, 2007 , we had 10,000,000 shares of our common shares outstanding. This is a resale prospectus for the resale of up to 1,760,000 shares of our common stock by the selling stockholders listed in this prospectus. Our largest shareholder, Michelle M. Maresova, our president, is registering 900,000 shares (or approximately 51.1% of the shares being registered). We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ___, 2007 ..

PROSPECTUS SUMMARY

About Greenleaf Forest Products, Inc.

Greenleaf Forest Products, Inc. was incorporated as a Nevada corporation on September 7, 2005 and had its first sales in October 2005. At August 15, 2006, we had one employee, Michelle Maresova, our president. Ms. Maresova devotes 25 to 30 hours per week to us.

Greenleaf imports pine wood blocks from Brazil and Argentina that are used for civil architecture purposes such as moldings, porch posts, door components, stair parts and packaging materials.  The products, which have little or no value added attributes, are sold to manufacturers as well as distributors.  Pine wood products imported from Brazil and Argentina can generally be resold at lower prices than similar products developed in the United States because of lower production costs. We sell principally to distributors and agents.

Ms. Maresova is the wife of Keith Barton, who controls Pinewood Imports, Ltd. (“Pinewood”) She served as a director of Pinewood from August 2005 to August 2006 but currently has no position with Pinewood.  Pinewood filed a Form SB-2 Registration Statement with the SEC (File No.: 333-132056) which Registration Statement was declared effective April 21, 2006.  On September 1, 2006, Pinewood entered into a reverse merger with a company engaged in an unrelated business and is now known as Mill Basin Technologies, Ltd.  Summary information regarding such reverse merger was disclosed in Form 8-K filed with the SEC on September 7, 2006.  Former company management (Keith Barton and Michell Barton a/k/a Michell Maresova) resigned from all positions held and are no longer affiliated with such company.

Management of Greenleaf have no current intention of engaging in any merger or acquisition within the next 12 months.

Pinewood is currently a private company which imports engineered pinewood products from Brazil. Pinewood’s products generally have value added attributes such as finger joints. Greenleaf has substantially different vendors, customers and markets than does Pinewood. Ms. Maresova is a native of Brazil and got into the industry through her contacts as well as those introduced to her by Mr. Barton.

In August 2006 we sold 860,000 shares of our common stock in a private placement at $.001 per share to 39 individuals.  The price per share was determined by our board of directors so as to be equal to the par value per share ($.001).  Our president is selling 900,000 or approximately 51.1% of the 1,760,000 shares being registered. Upon the completion of this offering, our president will beneficially own approximately 82.4% of our outstanding common stock assuming sale of all shares being registered (see Risk Factor #18), while neither our other director nor our counsel will own any shares assuming sale of all shares being registered. We are registering the shares for resale (although not obligated to do so by virtue of any Registration Rights Agreement or other agreement) and are subjecting ourselves to the Exchange Act of ’34 reporting requirements because we believe that being a public entity will provide us benefits in visibility and the way that we are perceived by vendors and prospective customers, as well as the possibility of providing liquidity to our shareholders.

In their report on our financial statements as of June 30, 2006 our auditors said that there is substantial doubt about our ability to continue as a going concern because we have limited financial resources, have not established a source of equity or debt financing and have incurred operating losses since inception.

Our principal executive offices are located at 1611 Gate Creek Drive, Pearland, TX 77581, and our telephone number is 1-888-880-(WOOD)9663. Our website is www.greenleafforestproducts.com. We may refer to ourselves in this document as "Greenleaf," "we," or "us."

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of approximately 17.6% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,760,000 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market	None

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	June 30, 2006	September 30,2006
(unaudited)
Current assets	$ 48,552	$ 91,577

Current liabilities	$ 47,470	$ 84,823

Stockholders’ equity	$ 1,082	$ 6,754

	Period from September 7, 2005 (inception) to June 30, 2006	Three Months Ended September 30, 2006
		(unaudited)
Revenue	$ 236,058	$ 158,091
Gross margin	$ 17,395	$ 8,704
Net Income (loss)	$ (8,058)	$ 4,812
Basic and diluted weighted average number of shares outstanding	9,140,000	9,570,000
Basic and diluted loss per common share	*	*
* Less than $.01 per share

Cash Flows:
Operating activities	$21,373	$ (9,056)
Financing Activities – net borrowings from related party	$27,179	$ 30,860*
* The $30,860 includes proceeds from the sale of our shares of $860.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock.  You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

1.

Greenleaf has too limited of an operating history to permit investors to make reasonable evaluations based on our past history and performance.

Greenleaf was founded in September 2005 and commenced revenue producing operations shortly thereafter. We have insufficient operating history upon which an evaluation of our future performance and prospects can be made.  Our level of revenue producing activity is such that the gain or loss of one customer or shipment has a significant percentage impact on the period in which the gain or loss takes place which may not be indicative of activity that will take place in future periods. In addition, the operations of a small company may be severely impacted if serious unanticipated problems or costs arise from one contract.

Our future prospects must be considered in light of the fact that plans of relatively new and under-funded businesses often do not get implemented as quickly or effectively as management initially intends. Newer companies also often lack the experience and resources to respond quickly to opportunities or identify potential problems. In addition, any early success does not necessarily indicate the likelihood of ongoing or future success. We operate in an industry that has several large distributors. If something happens that hurts our relationship with one of these distributors before we develop a strong sales base and reputation, our business and prospects may be badly damaged and our investors may lose all or a significant portion of their investments.

Greenleaf cannot be certain that our business strategy will be successful, or that we will be able to maintain or significantly increase our levels of revenue. If we are unable to maintain current levels of revenue, we are likely to continue to incur losses which may prevent us from satisfying obligations on a timely basis

2.

Greenleaf has limited financial resources.  Absent sufficient financial resources we will be unable to undertake programs designed to expand our business other than those indicated in this prospectus.

Greenleaf has limited financial resources and has not established a source of equity or debt financing. Greenleaf will require some financing to expand our business and implement our entire strategic plan. We believe that we may require approximately $100,000 annually in addition to the costs incurred to be a publicly reporting company of up to $50,000 per annum (see “liquidity”), to expand our business. That money would be used for marketing, travel and personnel costs. There can be no assurance that outside financing will be available or found. If Greenleaf is unable to obtain financing, it may not be able to maintain or expand revenue producing activities.

If we are unable to obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may have to substantially curtail our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. To date, no Greenleaf officer, director, or affiliate has had any preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or business transaction referred to herein or otherwise.

3.

We are dependent on loans from a related party to meet our obligations. Without these loans we may be unable to finance our operations.

Our only source of financing has been loans from a related party, Pinewood Imports, which is operated and controlled by the husband of our president. At September 30, 2006 we owed $57,000 to Pinewood. Pinewood is under no obligation to continue providing us loans. We may need funds to pay for the products that we import before we sell them.  If Pinewood does not continue providing financing and we are unable to find a replacement source of financing, we will have to reduce the amount that we import which will reduce our revenue levels and operations.

4.

Our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.

In their report on our financial statements as of June 30, 2006 our auditors said that there is substantial doubt about our ability to continue as a going concern because we have limited financial resources, have not established a source of equity or debt financing and have incurred operating losses since inception.

5.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (74,000,000) but unissued (64,000,000) common shares. In addition, if a trading market develops for our common stock, of which there can be no assurance, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of Greenleaf because the shares may be issued to parties or entities committed to supporting existing management.

6.

Greenleaf is and will continue to be completely dependent on the services of our president, Michelle Maresova, the loss of whose services would likely cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Greenleaf’s operations and business strategy are completely dependent upon the knowledge and business contacts of Michelle Maresova, our president.  Ms. Maresova has extensive business experience and contacts in Brazil and Argentina. She is under no contractual obligation to remain employed by us.  If she should choose to leave us for any reason before we have hired qualified additional personnel, our operations may fail.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein.   We will fail without Ms. Maresova or an appropriate replacement(s).  We intend to acquire key-man life insurance on the life of Ms. Maresova naming us as the beneficiary when and if we obtain the resources to do so and Ms. Maresova remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

7.

Our sales and profitability depend significantly on new residential construction and home improvement activity.

We believe that our sales depend heavily on the strength of national and local new residential construction and home improvement and remodeling markets. The strength of these markets depends on new housing starts and residential renovation projects, which are a function of many factors beyond our control. Some of these factors include employment levels, job and household formation, interest rates, housing prices, tax policy, availability of mortgage financing, prices of commodity wood products, regional demographics and consumer confidence. Future downturns in the markets that we serve or in the economy generally could have a material adverse effect on our operating results and financial condition. Reduced levels of construction activity may result in intense price competition among building materials suppliers, which may adversely affect our gross margins. We have not been in operation long enough to measure the specific range of impact that economic or housing downturns will have on our operations.

8.

The industry in which we compete is highly cyclical, and any downturn resulting in lower demand or increased supply could have a materially adverse impact on our financial results.

          The building products distribution industry is subject to cyclical market pressures caused by a number of factors that are out of our control, such as general economic and political conditions, levels of new construction, home improvement and remodeling activity, interest rates, weather and population growth. We are most impacted by changes in the demand for new homes and in general economic conditions that impact the level of home improvements. Changes in market demand for new homes and for home improvements occur periodically and vary in severity. We believe that we would be impacted disproportionately by market downturns because we tend not to be a major supplier. Secondary suppliers, such as us, tend to have orders reduced or eliminated before major suppliers do. There is no reasonable way to predict with accuracy the timing or impact of market downturns. To the extent that cyclical market factors adversely impact overall demand for building products or the prices that we can charge for our products, our net sales and margins would likely decline. In addition, the unpredictable nature of the cyclical market factors that impact our industry make it difficult to forecast our operating results.

9.

The building materials distribution industry is extremely fragmented and competitive, and we may not be able to compete successfully with our existing competitors or new entrants into the markets we serve.

          The building materials distribution industry is extremely fragmented and competitive. Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are:

•

pricing and availability of product;

•

service and delivery capabilities;

•

ability to assist with problem-solving;

•

customer relationships;

•

geographic coverage; and

•

breadth of product offerings

 Also, financial stability is important to distributors in choosing suppliers.

We compete with many local, regional and national building materials distributors and dealers. In addition, some product manufacturers sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future. Additionally, manufacturers of products similar to those distributed by us may elect to sell and distribute directly to our customers in the future or enter into exclusive supplier arrangements with other distributors. Most of our competitors have greater financial and other resources and may be able to withstand sales or price decreases easier than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

10.

All of our revenue is derived from a very limited number of customers.

All of our product sales revenues for the period September 7, 2005 (inception) to June 30, 2006 were derived from five customers (Global Trading (47.48%), MFP of Oregon (11.97%), Hope Lumber (23.65%), Boise Cascade (6.59%) and Pinewood Imports, LLC, a Texas Limited Liability Company  Pinewood (10.31%)). Pinewood may be considered to be a related party because it is controlled by our president’s husband. The other four customers are unrelated to each other and unaffiliated to us. All of our sales revenues for the three months ended September 30, 2006 were derived from two unrelated customers (Global Trading (64.645%) and MFP of Oregon (35.35%). We anticipate that we will rely on a small number of customers for the indefinite future. There is no assurance that these customers will provide us with sufficient levels of revenue to generate profits or even to sustain operations or that, in the event that we lose our relationship with these customers, that the revenue lost could be replaced.

11.

We face intense competition and may not be able to operate profitably in our markets.

We face intense competition from both large international and small domestic producers. Aggressive actions by these competitors can lead to decreased pricing. Operating results in the building products business are typically volatile. The products in this business are commodities, whose selling prices tend to be the principal competitive factor. We cannot control such factors as decreasing demand from customers or increasing supply from competitors, both of which may cause rapid price decreases for such products and in turn adversely affect our net sales, operating income and cash flows.

Many of our current and potential competitors have greater name recognition and more established relationships in the industry and greater financial and manpower resources than do we.

12.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that in the opinion of the SEC, that indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

13.

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. We have identif ed a market maker who has file d (on December 5, 2006)  an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that such market maker’s application will be accepted by the NASD. We are not permitted to file an application with the NASD on our own behalf. Even if the application is accepted, there can be no assurances as to whether

(i)

any active market for our shares will develop;

(ii)

 the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of Greenleaf and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities.  See “Plan of Distribution” subsection entitled “Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.” and Risk Factor Number 13 below.

14.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of at least two years.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

15.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions which will create a lack of liquidity and make trading difficult or impossible.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

16.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

17.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

18.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over Greenleaf.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $ .001 per share.

The specific terms of the preferred stock have not been determined, including:

•

designations;

•

preferences;

•

conversions rights;

•

cumulative, relative;

•

participating; and

•

optional or other rights, including:

o

voting rights;

o

qualifications;

o

limitations; or

o

restrictions of the preferred stock

Our board of directors is entitled to authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.

The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of Greenleaf or make removal of management more difficult. As a result, the board of directors' ability to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

19.

All 1,760,000 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement, of which this prospectus is a part. A significant volume of sales of these shares over a short or concentrated period of time is likely to depress the market for and price of our shares in any market that may develop.

All 1,760,000 shares of our common stock held by 40 shareholders that are being registered in this offering may be sold subsequent to effectiveness of our registration statement of which this prospectus is a part either at once or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

20.

The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president will beneficially own approximately 82.4% of our outstanding common stock assuming sale of all shares being registered. Because of her beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president, on her own decision, may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

21.

We do not expect to pay dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

22.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending June 30, 2007, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2007. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of June 30, 2007. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

23.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. Without an independent audit committee, our directors, neither of whom is independent, will effectively determine their own compensation levels and employments terms. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations. We intend to comply with all corporate governance measures relating to director independence as and when required.

24.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of ’34 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Upon becoming a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations, which are materially higher than our net income for the period ended June 30, 2006, will reduce our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations.

25.

Michelle Maresova, our president and chief financial officer, has no meaningful accounting or financial reporting education or experience and accordingly our ability to timely meet Exchange Act reporting requirements is dependent to a degree upon others.

Michelle Maresova, our president who holds five executive positions with us, including chief financial officer and principal accounting officer, has no meaningful accounting or financial reporting education or experience. She is heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

In August 2006, Greenleaf sold 860,000 shares of its common stock to 39 people for $860.  The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families, friends and/or business associates may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

 We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,760,000 of our 10,000,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At January 7, 2007 we had 40 shareholders:

Of the total outstanding shares, 9,140,000 shares were issued on September 7, 2005 to one individual, Michelle Maresova, our president and founder.

An additional 860,000 shares were issued to 39 additional shareholders at $.001 per share for $860 in cash, in August 2006.  These stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided.   Each of these 39 shareholders who was not an accredited investor represented that he/she had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser, each of whom indicated that they met the definition of “sophisticated” investor as defined in Regulation D, and Greenleaf has made a determination that each of such investors are “sophisticated investors.”  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Greenleaf.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter. A form of that Investment Letter is filed as Exhibit 10.3 to the registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder’s beneficial ownership of shares of our common stock as of November 28, 2006 and as adjusted to give effect to the sale of the shares offered hereunder.

SELLING SECURITY HOLDER	SHARES OWNED BEFORE OFFERING	SHARES BEING OFFERED	NUMBER AND PERCENTAGE OF SHARES TO BE OWNED AFTER OFFERING COMPLETED	RELATIONSHIP TO GREENLEAF OR AFFILIATES

Michelle Maresova	9,140,000	900,000	8,240,000 82.4%	Chairman and president
Kristine Barton	100,000	100,000	0	Director and sister-in-law of Ms. Maresova
S. Craig Barton	100,000	100,000	0	Father of Kristine Barton
Gary B. Wolff	300,000	300,000	0	Counsel to Greenleaf
Patricia Barton	10,000	10,000	0	Mother of Kristine Barton
Steven Barton	10,000	10,000	0	Brother of Kristine Barton
Bruno Treptow	10,000	10,000	0	Cousin of Ms. Maresova
Jeffery Thompson	10,000	10,000	0	Husband of Kristine Barton
Michael Brian Watt	10,000	10,000	0	Minor son of Kristine Barton
Lori Messervy	10,000	10,000	0	Sister of Kristine Barton
Julie Hammond	10,000	10,000	0	Sister of Kristine Barton
Max Hammond	10,000	10,000	0	Brother-in-law of Kristine Barton
Michael W. Barton	10,000	10,000	0	Brother of Kristine Barton
Roxanne Barton	10,000	10,000	0	Sister-in-law of Kristine Barton
Stephen E. Cox	10,000	10,000	0	Business Associate
Mary Ann Cox	10,000	10,000	0	Wife of Stephen Cox
Bernadette Gilson	10,000	10,000	0	Wife of Howard Gilson
Howard Gilson	10,000	10,000	0	Business associate
Alex Graham	10,000	10,000	0	Business associate
Jack Greeley	10,000	10,000	0	Business associate
Kyle Howland	10,000	10,000	0	Business associate
Sean Howland	10,000	10,000	0	Business associate
Mary Lawler	10,000	10,000	0	Business associate
Shawn Lawrence	10,000	10,000	0	Business associate
Robert Long	10,000	10,000	0	Business associate
Tracey Long	10,000	10,000	0	Business associate
Barbara McBride	10,000	10,000	0	Business associate
Peter McBride	10,000	10,000	0	Business associate
Beatrice McTernan	10,000	10,000	0	Business associate
James McTernan	10,000	10,000	0	Business associate
Nancy Molesworth	10,000	10,000	0	Business associate
Carla Santia	10,000	10,000	0	Business associate
Camille Savoy	10,000	10,000	0	Business associate
Edward A. Sundberg	10,000	10,000	0	Business associate
Cosimo Patti	10,000	10,000	0	Business associate
Holly Bottega	10,000	10,000	0	Assistant to Mr. Wolff
Brian Wolff	10,000	10,000	0	Son of Company Counsel
Elizabeth Davison	10,000	10,000	0	Business associate
Paul Tetreault	10,000	10,000	0	Business associate
K.Ivan F. Gothner	10,000	10,000	0	Business associate

Total	10,000,000	1,760,000	8,240,000

*Percentage is only indicated if greater than 1%

None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Michelle Maresova, our president, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Ms. Maresova’s current intentions are to remain with us regardless of whether she sells all or a substantial portion of her stockholdings in us.  She, nevertheless, is offering approximately 9.8% of her shareholder interest (900,000 shares out of her total holdings of 9,140,000 shares) in this offering (9% of all outstanding common shares) since otherwise sales by her would be restricted to 1% (or 100,000 shares) of all outstanding Greenleaf shares every three months in accordance with Rule 144.  As an officer/control person of Greenleaf, Ms. Maresova may not avail herself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the two-year holding period requirement is met.

Selling Stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.  All non-management shareholders received their shares in a private placement in August 2006 for $.001 per share.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price that shares were sold to our shareholders in our private placement in August 2006. All of our outstanding shares were issued at $.001 per share in August 2006 except for those 9,140,000 shares issued to our president in September 2005.  Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by our 39 other stockholders (excluding our president).

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we have identified a market maker who has file d (on December 5, 2006) a Rule 211 application with the NASD to permit our shares to be quoted on the Over-the-Counter Bulletin Board (OTCBB). As a requirement for quotation on the Bulletin Board, a market maker must file such application on our behalf indicating an intention to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid a cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no public market for our common stock, and a public market may never develop. We have identified a market maker who has file d an application with the NASD so as to be able to quote the shares of our common stock on the OTCBB maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such efforts will be successful or that such market maker’s application (as filed December 5, 2006) will be accepted by the NASD.  Even if our common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no Greenleaf common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of Greenleaf.

The number of shares of Greenleaf common stock that could be sold by our stockholders pursuant to Rule 144 (once we are eligible therefor) is up to 1% of 10,000,000 (i.e., 100,000 shares) each three (3) months by each Greenleaf shareholder. Based upon current ownership, the number of shares eligible would be 760,000 shares as follows: 100,000 shares which may be sold by our president, commencing 90 days from the date of this prospectus, and an aggregate of 660,000 shares which may be sold by our 39 other shareholders commencing on or about August 15, 2007.

Greenleaf has agreed to register 1,760,000 shares of the 10,000,000 shares currently outstanding for sale by security holders.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

our contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

any possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.   Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.   Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.   Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We were incorporated on September 7, 2005 and had our first sales in October 2005. Greenleaf imports pine wood from Brazil and Argentina that is used for civil architecture purposes such as moldings, porch posts, door components, stair parts and packaging materials.  The products are sold to manufacturers as well as distributors.  Pine wood products imported from Brazil and Argentina can generally be resold at lower prices than similar products developed in the United States because of lower production costs.

We purchase our product from unaffiliated wood mills (manufacturers).  Some of these manufacturers have selling agents from whom we purchase the materials.  Others we buy direct.  In general, we order products to fill 40 foot containers at a purchase price that typically ranges up to $30,000. We are billed in United States dollars and pay by wire transfer upon the receipt of a copy of documents, which includes the packing list, commercial invoice, and bill of lading. Documents are generally received by email. We generally have a customer for the entire shipment at the time that we order a container. We almost always require payment 10 days after product receipt. To date, we have not incurred any bad debts.

For the 12 months following the date of this prospectus (the effective date of our registration statement of which this prospectus is a part) we anticipate continuing business at its current level. We expect to continue to sell to distributors at the rate of one to two containers per month. All of our activities are expected to continue as they have since inception. We will generally have to pay for the container shipment at the time that it reaches the shipping point. Doing this will require us to continue receiving loans of up to $30,000 from Pinewood (a closed corporation owned by our Company’s President’s husband) or obtaining financing from an outside financing source using the purchased inventory as collateral. We cannot predict the likelihood of continuing to receive financing from Pinewood or of obtaining secured financing from other sources.  If we are unable to obtain financing, we would attempt to obtain more liberal payment terms from our vendors or would have to order smaller shipments.

The selling price of each shipment is based on negotiation between us and the customer.

A summary of operations is:

Product sales	$ 236,058

Cost of goods sold	218,663

Gross Profit	17,395

Other Expenses:
Administrative	15,477
Start-up costs	9,140
Interest	836
Total	25,453

Net Loss	$ (8,058)

During the period September 7, 2005 (inception) to June 30, 2006, we imported and sold twelve containers of product. The sales proceeds of each container ranged from $8,287 to $29,091 and averaged $19,671. Currently, most sales are made to a very limited number of customers. All of our product sales revenues were derived from five customers (Global Trading (47.48%), MFP of Oregon (11.97%), Hope Lumber (23.65%), Boise Cascade (6.59%) and Pinewood Imports, LLC, a Texas Limited Liability Company (10.31%)). Pinewood Imports may be considered to be a related party because it is controlled by our president’s husband.

We anticipate that we will rely on a small number of customers for the indefinite future. We believe that reasonable potential exists to increase our levels of sales to these customers, although there is no way of predicting the amount or likelihood of potential sales increases. There is no assurance that these customers will provide us with sufficient levels of revenue to generate profits or even to sustain operations or that, in the event that we lose our relationship with these customers, that the revenue lost could be replaced.

We would need a source of financing to increase sales significantly because we must pay our vendor at the time that a container is put on a ship. We do not get paid by a customer until ten days after we deliver the product.

Cost of sales consists entirely of the payments made to vendors and the shipping costs incurred to import our products to the United States.

Administrative costs ($15,000) consist principally of compensation costs to our president. These costs were accrued but not paid.

Startup costs were initial costs of planning and incorporating. These costs were satisfied through the issuance of 9,140,000 shares of common stock to our president.

Interest expense was incurred on loans received from Pinewood Imports, Ltd. (see Liquidity below).

We do not anticipate significant differences in our operations over the next 12 months based on information currently available to us.

Three months ended September 30, 2006 (unaudited)

A summary of activity follows:

Product sales	$ 158,091

Cost of goods sold	149,387

Gross Profit	8,704

Other (Income)Expenses:
Administrative	5,782
-
Interest	597
Other – net	(2,487)
Total	3,892

Net Income	$ 4,812

During the three months ended September 30, 2006 we imported and sold nine containers of product. All of our sales revenues for the three months ended September 30, 2006 were derived from two unrelated customers (Global Trading (64.645%) and MFP of Oregon (35.35%). Profit margins decreased from the prior year by approximately two percentage points because demand for our product declined.

Cost of sales consists entirely of the payments made to vendors and the shipping costs incurred to import our products to the United States.

Interest expense was incurred on loans received from Pinewood Imports, Ltd. (see Liquidity below).

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

For the period ended June 30, 2006, we generated cash of $21,373 from operations and $27,179 from net financing activities. All of the financing activities consisted of loans from a related party, Pinewood. We sell wood products that have little value added to them. Therefore, overall margins tend to be low. We have little negotiating margin. Our cash flow from operations tends to be directly related to volume. Our fixed costs are low. Most costs relate to purchases and importing fees. The more items that we import, the more cash flow we generate. The fewer items that are imported the lower is our cash flow.  We will generally have to pay for the container shipment at the time that it reaches the shipping point. Doing this will require us to continue receiving loans of up to $30,000 from Pinewood or obtaining financing from an outside financing source using the purchased inventory as collateral. We cannot predict the likelihood of continuing to receive financing from Pinewood or of obtaining secured financing from other sources.  If we are unable to obtain financing, we would attempt to obtain more liberal payment terms from our vendors or would have to order smaller shipments.

Greenleaf will pay all costs relating to this offering estimated at $65,000.  This amount will be paid as and when necessary and required or otherwise accrued on the books and records of Greenleaf until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within six months of the effective date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when Greenleaf has the financial resources to do so.  A formal written arrangement exists with respect to our president’s commitment to loan funds for this purpose and, accordingly, the agreement between Greenleaf, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties.

Greenleaf does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to undertake our operations at our current level because we do not have a capital intensive business, and our fixed cost level is low. Our business involves contacting prospective customers, principally by telephone or at tradeshows. We do not need any equipment other than a computer and telephone, and do not maintain significant amounts of inventory. We would need a source of financing to increase sales significantly because we must pay our vendor at the time that a container is put on a ship. We do not get paid by a customer until ten days after we deliver the product.

We have received financing from a company whose president is the husband of our president. That company has agreed to make short-term working capital loans to us. Loans outstanding are due on demand. Interest is calculated based on month end balances at the rate of 5% per annum. The initial loan was received in February 2006, and the balance outstanding at June 30, 2006 was $27,179. The average month end balance from February 2006 to June 30, 2006 was $46,535. Total interest was $836. The lender is not obligated o make additional loans to us, and we cannot predict the likelihood that we will continue to receive these loans.

Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible.  We believe that operations are generating sufficient cash to continue operations for the next 12 months from the date of this prospectus.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to our president if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment.  We do not have any current plans to raise funds through the sale of securities.  We hope to be able to use our status as a public company to enable us to use noncash means of settling obligations and compensate persons and/or firms providing services or products to us, although there can be no assurances that we will be successful in any of those efforts.  Issuing shares of our common stock to such persons instead of paying cash to them would increase our chances to expand our business.  Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

In August 2006, Greenleaf sold 860,000 of its common stock to 39 people for $860. The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families, friends and/or business associates may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with our annual report for the year ended June 30, 2007, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

▪

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

▪

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

▪

of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

▪

that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed.

In December 2004, the FASB issued FASB SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard became effective for the Company on December 15, 2005. The Company has not yet assessed the impact on future operations of adopting this new standard.

The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on the Company in the foreseeable future as no accounting changes are anticipated.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

Typically, the demand for building and wood products is greatest during the summer months and lowest during winter months, especially in the northern and Midwestern states.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Regulation S-B Section 303.

BUSINESS

Greenleaf Forest Products, Inc. was incorporated as a Nevada corporation on September 7, 2005 and had our first sales in October 2005.

Greenleaf imports pine wood from Brazil and Argentina that is used for civil architecture purposes such as moldings, porch posts, door components, stair parts and packaging materials.  The products are sold to manufacturers as well as distributors.  Pine wood products imported from Brazil and Argentina can generally be resold at lower prices than similar products developed in the United States because of lower production costs.

Our products are specialized in use and limited to basic wood products used for molding and similar purposes. We sell our products directly to product manufacturers or to distributors who sell to dealers and retailers. By selling through middlemen, we do not have to meet the vendor requirements and specifications imposed by large retailers. The majority of products that we import are made up of wood blocks that have been cut to three main qualities:

▪

“A” grade products are free of visual defects on all four faces of the wood.  A defect is any blemish, such as color variation, knots, and splits in the wood.  “A” grade products are the highest grade and demand the highest price. They are used mainly in moldings in homes.

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“B” grade products have three faces of the wood free of defects.  The back face of the wood has a blemish or defect of some sort, such as color variation caused by mold, the heart center of the tree known as pith, small cracks caused in the drying process and small knots caused when small tree limbs absorb into the tree.  “B” grade products are priced approximately 10% below the “A” grade price.   However, market conditions and raw material availability sometime result in an increase or decrease from the 10% variation.  “B” grade products are used in white primed moldings and door frames where the back of the wood will be against a wall.

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“C” grade products have defects on all four sides of the wood. These defects typically range from knots, voids, extreme color variation, crakes, and resin concentrations.  “C” grade products are generally not aesthetically pleasing and demand a price that is 50-65% below that of “A” grade.  A majority of “C” grade products is used as core material such as in table tops, inners of doors, and dunnage (wood scrapes for packing material).  Unless being used for dunnage, “C” grade products will have a veneer applied to cover blemishes.

These blocks are processed through a machine known as a finger jointer that allows the blocks to be finger jointed and glued lengthwise to make longer products known as finger jointed blanks.   The benefit of a finger jointed blank is the diversity of products into which the blank can be reworked such as 16 foot moldings. Sizes of these blanks vary according to the customers needs.  Representative sizes are 16' length with widths of 2 1/8", 2 3/8", 2 5/8”, 4 7/8", 6 7/8", and thickness of 7/8”, 1-5/16", 1-9/16".  This product is the basic material used by mills to manufacture appearance grade products including moldings, fascia boards, handrails, balustrades, door and window components, panels, and stair components.  Appearance grade products are products that are believed to look acceptably good to the naked eye of a consumer or purchaser. One of our principal customers manufactures moldings, porch posts and stairs.  The blanks can also be used to manufacture edge glued panel for use in furniture, doors, and in manufacturing wood items such as decorative boxes, bird houses, small decorative cabinets, and knick-knacks.

Industry in which we sell

Our products are used principally in new residential construction and in home improvement, remodeling and repair work. The residential building materials distribution industry is characterized by its substantial size, its highly fragmented ownership structure and an increasingly competitive environment. The industry can be broken into two categories: (i) new construction and (ii) home repair and remodeling. We sell to customers in both categories.

          Residential construction activity for both new construction and repair and remodeling is closely linked to a variety of factors directly affected by general economic conditions, including employment levels, job and household formation, interest rates, housing prices, tax policy, availability of mortgage financing, prices of commodity wood products, regional demographics and consumer confidence.

The residential building materials distribution industry has undergone significant changes over the last three decades. Prior to the 1970s, residential building products were distributed almost exclusively by local dealers, such as lumberyards and hardware stores. These channels served both the retail consumer and the professional builder. These dealers generally purchased their products from wholesale distributors and sold building products directly to homeowners, contractors and homebuilders. In the late 1970s and 1980s, substantial changes began to occur in the retail distribution of building products. The introduction of the mass retail, big box format by The Home Depot and Lowes began to alter this distribution channel, particularly in metropolitan markets. They began displacing local dealers by selling a broad range of competitively priced building materials to the homeowner and small home improvement contractor. We generally do not compete with building products mass retailers such as The Home Depot and Lowes. Their business model for building products is primarily suited to sell products that require little or no differentiation and that turn over in very high volumes.

Import Process

We import our wood products from Brazil and Argentina because it allows us to obtain products that are comparable to similar products grown or manufactured in the United States. Labor costs in Brazil and Argentina are lower than in the United States. In addition the climate and soil conditions are generally ideal to grow Southern yellow pine trees. In many places in Brazil, Southern yellow pine trees reach full growth in 28 years. By comparison, in areas with different climate and soil conditions, the period needed to reach full growth can be as long as 70 years. Finally, Brazil does not have as many environmental laws and regulations affecting the tree growing industry as the United States.

Pine wood products imported from Brazil cost less and can generally be resold at lower prices than similar products developed in the United States. Government initiatives and non-governmental environmental groups have slowed the harvest from old-growth virgin forests especially in Europe and in the Pacific Northwestern region of North America. Litigation and new legislation has taken much public timberland out of production in the Pacific Northwest and has even restricted harvesting on large areas of privately-held land. The country with the second largest plantation resource is Brazil, where there are over 2.5 million hectares of hardwood and 1.5 million hectares of plantation pine.  A hectare is a unit of measure equal to 10,000 square meters. The area in Brazil that grows the pines that are used for the wood products is comprised of large plantations that receive government incentives to grow new trees to replace trees that are cut. This reforestation program appears to be working effectively which appears to ensure supplies of pine wood for the indefinite future.

We purchase our product from unaffiliated wood mills (manufacturers).  Some of these manufacturers have selling agents from whom we purchase the materials.  Others we buy direct.  In general, we order products to fill 40 foot containers at a purchase price that typically ranges up to $30,000. We are billed in United States dollars and pay by wire transfer upon the receipt of a copy of documents, which includes the packing list, commercial invoice, and bill of lading. Documents are generally received by email. We generally have a customer for the entire shipment at the time that we order a container. We almost always require payment 10 days after product receipt. Through freight forwarders and agents, we arrange to have the container shipped by vessel to the port that is nearest to the customer’s location. The most common port destinations are Houston, Charleston, Savannah or New York. The container is shipped by truck from the port to the final customer or shipped to warehouses to be unloaded to be placed on flat beds or vans.  If a purchase were to be made without having a customer in advance, it would be shipped to Houston and stored in a public warehouse. To date, this has not happened.

The turnaround time between ordering and delivery is generally about 90 days. The principal limitation on our ability to import more containers is a shortage of cash and/or credit facilities. We are required to pay for the entire shipment at the time that it is placed on a vessel in Brazil.

Sales

We typically sell an entire container to the same customer. We generally are unable to purchase more than one or two containers in any one month. Our customers are known to our president through her connections in Brazil and through her prior industry experience. She keeps in touch with their needs through frequent telephone calls. Sales prices are negotiated. We also meet new prospective customers by telephone solicitation of agents who advertise in industry publication or distribute  marketing materials and brochures at tradeshows or through the mail. We attend industry tradeshows where we meet and talk to potential customers and other industry contacts. From a practical point, we have a small number of sales each year and, therefore, are familiar with most customers vendors. We generally require payment 10 days after product receipt. To date, we have not incurred any bad debts.

Currently, most sales are made to a very limited number of customers. All of our product sales revenues for the period ended June 30, 2006 were derived from five customers (Global Trading (47.48%), MFP of Oregon (11.97%), Hope Lumber (23.65%), Boise Cascade (6.59%) and Pinewood Imports, LLC, a Texas Limited Liability Company (10.31%)). Pinewood Imports may b e considered to be a related party because it is controlled by our president’s husband. All of our sales revenues for the three months ended September 30, 2006 were derived from two unrelated customers (Global Trading (64.645%) and MFP of Oregon (35.35%).

We anticipate that we will rely on a small number of customers for the indefinite future. There is no assurance that these customers will provide us with sufficient levels of revenue to generate profits or even to sustain operations or that, in the event that we lose our relationship with these customers, that the revenue lost could be replaced.

Competition

We compete with many local and regional building product distributors and dealers.

The principal factors on which we compete are pricing and availability of product, service and delivery capabilities, and customer relationships.

Most of our competitors have substantially more resources, significantly greater number of employees and greater name recognition than do we. We cannot provide any assurances that our approach to customer service will be successful given the disparity in resources in comparison to our competitors.

Intellectual Property

We have no patents or trademarks.

Cyclicality and Seasonality

Various cyclical and seasonal factors, such as general economic conditions and weather, historically are likely to cause our results of operations to fluctuate from period to period. Our size, extensive nation-wide operating model and the geographic diversity of our distribution centers to some extent mitigate our exposure to these cyclical and seasonal factors. These factors include levels of new construction, home improvement and remodeling activity, weather, interest rates and other local, regional and economic conditions. Many of these factors are cyclical or seasonal in nature. We anticipate that fluctuations from period to period will continue in the future. Our first quarter and, generally, our fourth quarter are typically adversely affected by winter weather patterns in the Midwest, Mid-Atlantic and Northeast, which typically result in seasonal decreases in levels of construction activity in these areas. Because much of our overhead and expenses remain relatively fixed throughout the year, our operating profits also will tend to be lower during the first and fourth quarters. In addition, other weather patterns, such as hurricane season in the Southeast region of the United States during the third and fourth quarters, can have an adverse impact on our profits in a particular period.

Employees

At January 7, 2007 , we had one employee, Michelle Maresova. Ms. Maresova devotes 25 to 30 hours per week to us. We depend heavily on Ms. Maresova’s contact base to get customer referrals and orders. There are no written employment contracts or agreements.

Property

We currently operate out of office space located at 1611 Gate Creek Drive, Pearland, TX 77581 provided to us by our president at no cost which serves as our principal address. Ms. Maresova incurs no incremental costs as a result of our using the space. Therefore, she does not charge us for its use. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Michelle Maresova	33	President, CEO, CFO, principal accounting officer and chairman
Kristine R. Barton	37	Secretary, treasurer and director

Michelle Maresova – is a native Brazilian who founded us in September 2005. She was an English teacher in Japan from 1996 to 1998.  She functioned as an independent broker for products imported from Brazil from 2001 until August 2005. She also served as a director of Pinewood Imports, Ltd., a then public company in which her husband was president, from August 2005 to August 2006.  Pinewood is now a private company, see “Prospectus Summary” paragraphs 3 and 5 .. Ms. Maresova, who graduated from Brigham Young University, is fluent in English, Portuguese, Spanish, and French.

Kristine R. Barton - became our secretary/treasurer and a director in August 2006.   She was the marketing director for Hou-Tra International in Houston, Texas from July 1999 to June 2001.  From July 2001 to May 2006 she worked for East Houston Regional Medical Center, first as manager of employee relations and then as director of marketing.  In May 2006, she joined the University of Texas Medical Branch in Galveston Texas.  Ms Barton has been providing us with marketing assistance since our inception and will continue to assist us on a part-time basis as needed. She is a sister-in-law to our president. Ms Barton received BA and MBA degrees from Idaho State University.

Possible Potential Conflicts

No member of management is or will be required by us to work on a full time basis, although our president currently devotes 25 to 30 hours per week to us. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to us.  There is only one known potential conflict of interest relating to the fact that our president’s husband controls Pinewood Imports, which imports wood products from Brazil. Pinewood’s imports are currently different from the products imported by us.

Currently we have only two officers, both of whom also serve as directors, and are in the process of seeking to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed and we have sufficient capital resources and cash flow to make such offers.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  Both directors’ terms of office expire on July 31, 2007. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

As long as we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Greenleaf board of directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.  See “Executive Compensation” hereinafter.

All directors will be reimbursed by Greenleaf for any expenses incurred in attending directors' meetings provided that Greenleaf has the resources to pay these fees.  Greenleaf will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to the July 31, 2006 board of directors’ approval and subsequent stockholder approval, Greenleaf adopted our 2006 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding or have been issued under the Plan as of January 7, 2007 ..

As previously indicated, the board of directors, on July 31, 2006, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of Greenleaf and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to Greenleaf are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and our stockholders on the other.

The principal terms of the Plan are summarized below.

Summary Description of the Greenleaf Forest Products, Inc. 2006 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, Greenleaf and our subsidiaries, if any, with additional incentives by increasing their ownership interest in Greenleaf.  Directors, officers and other employees of Greenleaf and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries, if any.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Executive Compensation

 No executive officer or director has received any compensation during the period from September 7, 2005 (inception) and June 30, 2006 other than as indicated in the chart below. We currently have no formal written salary arrangement with our president.

Long Term Compensation
		Annual Compensation			Awards		Payouts
					Restricted	Securities
	Period			Other	Stock	Underlying	LTIP
Name and	Ended		Bonus	Annual	Award(s)	Options/	Payouts	All Other
Principal Position	June 30	Salary ($)	($)	Compensation ($)	($)	SARs (#)	($)	Compensation ($)

Michelle Maresova	2006	$15,000	-	-	-	-	-	-
President
Kristine Barton	2006	-	-	-	-	-	-	-
Sec/treas

Ms. Maresova’s compensation of $15,000 has been accrued but not been paid.

PRINCIPAL SHAREHOLDERS

As of January 7, 2007 , we had 10,000,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of January 7, 2007 ; of all directors and executive officers of Pinewood; and of our directors and officers as a group.

Name and Address of Beneficial Owner (a)	Number of Shares Beneficially Owned (b)	Percent of Class
Michelle M. Maresova	9,140,000	91.4
Kristine Barton	120,000 (c)	1.2

Officers and Directors as a group ( 2 members)	9,260,000	92.6
(a) The address for each person is 1611 Gate Creek Drive, Pearland, TX 77581.

(b) Unless otherwise indicated, Greenleaf believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c) Includes 20,000 shares held by Ms. Barton’s husband and minor son.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of Greenleaf is our president, Michelle M. Maresova.

Greenleaf has entered into an agreement regarding its president lending funds to it if necessary (Exhibit 10.2).  Summary of Exhibit 10.2 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus.  The aforesaid Exhibit is filed as part of our registration statement of which this prospectus is a part.

We currently operate out of office space provided to us by our president at no cost which serves as its principal address. Our president incurs no incremental costs as a result of our using the space. Therefore, she does not charge us for its use. There is no written lease agreement.

We have received financing from Pinewood whose president is the husband of our president. That company has verbally agreed to make short-term working capital loans to us. Loans outstanding are due on demand. Interest is calculated based on month end balances at the rate of 5% per annum. The initial loan was received in February 2006, and the balance outstanding at September 30, 2006 was $57,000. We cannot predict the likelihood that we will continue to receive these loans.  The original loan of $32,150 was evidenced by a promissory note dated February 1, 2006 which provided for interest of five percent per annum on the unpaid balance.  The entire principal and any accrued interest is payable on February 1, 2007 unless extended at the option of the lender.  A copy of such Promissory Note has been filed as Exhibit 10.4 to our Registration Statement of which this Prospectus is a part.  See also Risk Factor No. 3.

During the period September 7, 2005 (inception) to June 30, 2006, approximately 10.95% of our sales were made to Pinewood. The terms of those sales are similar to our sales to unrelated parties.

In August 2006, we sold 100,000 shares of our common stock to Kristine Barton, our director, for $100.

DESCRIPTION OF CAPITAL STOCK

Introduction

Greenleaf Forest Products, Inc. was incorporated as a Nevada corporation on September 7, 2005. Greenleaf is authorized to issue 74,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

Greenleaf’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 74,000,000 shares of common stock.  There are 10,000,000 shares of our common stock issued and outstanding at January 7, 2007 which are held by 40 shareholders.  The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution subsection entitled “Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, which is wholly unlikely for the foreseeable future, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of Greenleaf, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors.  In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 30, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

1purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above

________________________

1

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in Greenleaf to a broker-dealer as principal and the broker-dealer is acting as underwriter, Greenleaf will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act or the Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of Greenleaf who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD (once and if and when quoting thereon has occurred).   As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.   The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Greenleaf shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide Greenleaf with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, 21st Floor, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 300,000 shares of our common stock. Mr. Wolff and his adult son Brian Wolff, who owns 10,000 shares of our common stock, are both Selling Shareholders.

EXPERTS

The financial statements of Greenleaf Forest Products, Inc. as of June 30, 2006 and the period ended September 7, 2005 (inception) to June 30, 2006, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Most & Company, LLP given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for three months ended September 30, 2006 and the period from September 7, 2005 (inception) to September 30, 2005 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, Greenleaf became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Greenleaf Forest Products, Inc.

1611 Gate Creek Drive

Pearland, TX 77581

1-888-880-9663

48

GREENLEAF FOREST PRODUCTS, INC.

FINANCIAL STATEMENTS INDEX

Report of Independent Registered Public Accounting Firm

F-1

Balance Sheet

F-2

Statement of Operations

F-3

Statement of Stockholders’ Equity

F-4

Statement of Cash Flows

F-5

Notes to the Financial Statements

 F-6

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Greenleaf Forest Products, Inc.

Pearland, TX

We have audited the accompanying balance sheet of Greenleaf Forest Products, Inc. as of June 30, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period September 7, 2005 (inception) to June 30, 2006. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greenleaf Forest Products, Inc. as of June 30, 2006 and the results of its operations and its cash flows for the period September 7, 2005 (inception) to June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has limited financial resources, has not established a source of equity or debt financing and has incurred operating losses since inception which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Most & Company LLP

     Most & Company LLP

October 6, 2006

New York, New York

GREENLEAF FOREST PRODUCTS, INC.

Balance Sheet

June 30, 2006

ASSETS

CURRENT ASSETS:
Cash	$48,552

TOTAL ASSETS	$48,552

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Due to related party	$27,179
Accounts payable	4,455
Accrued expenses	15,836
Total Current Liabilities	47,470

STOCKHOLDERS’ EQUITY:
Preferred stock at $0.001 par value; authorized, 1,000,000 shares; no shares issued or outstanding	-
Common stock at $0.001 par value; authorized 74,000,000 shares; 9,140,000 shares issued and outstanding	9,140
Accumulated deficit	(8,058)
Total Stockholders’ Equity	1,082

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$48,552

See notes to financial statements.

GREENLEAF FOREST PRODUCTS, INC.

Statement of Operations

For the period September 7, 2005 (inception) to June 30, 2006

Product sales		$236,058

Cost of goods sold		218,663

Gross Profit		17,395

Other Expenses:
Administrative		15,477
Start-up costs		9,140
Interest		836
Total		25,453

Net Loss		$(8,058)

Basic and diluted loss per share	$	*

Basic and diluted weighted average number of common shares outstanding		9,140,000

See notes to financial statements.

                * Less than $.01

GREENLEAF FOREST PRODUCTS, INC.

Statement of Stockholders’ Equity

	Common Shares	Common Stock	Deficit	Total

Shares issued at inception, September 7, 2005	9,140,000	$ 9,140	$ -	$ 9,140

Net loss	-	-	(8,058)	(8,058)

Balance, June 30, 2006	9,140,000	$ 9,140	$ (8,058)	$ 1,082

See notes to financial statements.

GREENLEAF FOREST PRODUCTS, INC.

Statement of Cash Flows

 For the period September 7, 2005 (inception) to June 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,058)

Adjustments to reconcile net loss to net cash provided by operating activities:
Start-up costs paid by common shares	9,140
Changes in assets and liabilities:
Increase in accounts payable	4,455
Increase in accrued expenses	15,836
Net Cash Provided by Operating Activities	21,373

CASH FLOWS FROM FINANCING ACTIVITIES
Loans from related party	77,179
Repayment of loans from related party	(50,000)
Net Cash Provided by Financing Activities	27,179

INCREASE IN CASH	48,552

CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$48,552

See notes to financial statements.

GREENLEAF FOREST PRODUCTS, INC.

Notes to the Financial Statements

June 30, 2006

NOTE 1 -

ORGANIZATION

Greenleaf Forest Products, Inc. (the “Company”) was incorporated on September 7, 2005 in the state of Nevada and commenced operations shortly thereafter. The Company imports molding and door component products, such as framing materials, made from pine wood from Argentina and Brazil. The imported products are sold to manufacturers and distributors serving the residential building industry throughout the United States.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Year-end

The Company has elected a fiscal year ending on June 30.

b.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d.  Basic and Diluted Loss Per Common Share

Basic and diluted net loss per common share has been calculated by dividing the net income for the year by the basic and diluted weighted average number of shares outstanding.

e ..   Revenue Recognition

The Company ships some products FOB shipping point and others FOB destination. The Company recognizes revenue on product sales when an order has been received and the product has been shipped if the terms are FOB shipping point. If the terms are FOB destination, the sale is recorded when the product is received by the customer.

f ..  Shipping and Handling Costs

Shipping and handling costs incurred by the Company are included in cost of sales.

    g ..  Impact Of New Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending September 30, 2007, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

In February 2006, FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. SFAS No. 155 amends SFAS No 133, Accounting for Derivative Instruments and Hedging Activities, and SFAF No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after June 30, 2006. We are assessing what effect, if any, adopting SFAS No. 155 has had on our financial position or results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between “retrospective application” of an accounting principle and the “restatement” of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We will determine the impact of this standard on our financial statements should an accounting change or error correction occur.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements (“EITF 05-6.”) EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. The implementation of this EITF did not have an effect on the Company’s its consolidated financial position or results of operations.

In December 2004, the FASB issued FASB Statement No. 123R, Share-Based Payment, an Amendment of FASB Statement No. 123 (“FAS No. 123R”). FAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123(R) must be adopted no later than January 1, 2006. The implementation of this statement did not have an effect on the Company’s financial position or results of operations.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 -- GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At June 30, 2006, the Company has limited financial resources, has not established a source of equity or debt financing and has incurred operating losses since inception. These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The Company will solicit sales based on all leads that it can obtain from existing customers, tradeshows and trade literature. For purchases to accommodate those sales, it will generally have to pay for the container shipment at the time that the container reaches the shipping point. Making this payment will require the Company to continue receiving loans of up to $30,000 from Pinewood or obtaining financing from an outside financing source using the purchased inventory as collateral. The Company cannot predict the likelihood of continuing to receive financing from Pinewood or of obtaining secured financing from other sources.  If it is unable to obtain financing, the Company would attempt to obtain more liberal payment terms from its vendors or would have to order smaller shipments. If sales levels were ever to reach a level where the Company is unable to breakeven from a cash perspective, it would give serious consideration to discontinuing operations.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 - STOCKHOLDERS’ EQUITY

The Company was established on September 7, 2005 at which time 9,140,000 shares of common stock were issued to the Company’s founder.

Stock Option Plan

Pursuant to a July 2006 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2006 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.

The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might  increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan.  Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

No options are outstanding or have been issued under the Plan.

NOTE 5 – RELATED PARTY TRANSACTIONS

The loan payable to a related party is due to a company whose president is the husband of the Company’s president. That company has verbally agreed to make short-term working capital loans to the Company. Loans outstanding are due on demand. Interest is calculated based on month end balances at the rate of 5% per annum. The initial loan was received in February 2006.

During the period September 7, 2005 (inception) to June 30, 2006, 10.95% of the Company’s sales were to the same company that made loans to the Company.

The Company currently operates out of office space provided to it by its president at no cost which serves as its principal address. The Company’s President incurs no incremental costs as a result of our using the space. Therefore, she does not charge the Company for its use. There is no written lease agreement.

NOTE 6 – INCOME TAXES

The Company accounts for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

At June 30, 2006, the Company had net operating loss carryforwards of $8,058 that may be offset against future Federal taxable income through 2025. No tax benefit has been reported with respect to these net operating loss carryforwards in the accompanying financial statements because the Company believes that realization is not likely. Accordingly, the potential tax benefits of the net loss carryforwards are fully offset by a valuation allowance. All differences between operating results for financial reporting purposes and operating results for income tax purposes are de minimis.

NOTE 7 –  CONCENTRATION OF RISK

All of the Company’s product sales revenues were derived from five customers (Global Trading (47.48%), MFP of Oregon (11.97%), Hope Lumber (23.65%), Boise Cascade (6.59%) and Pinewood Imports, LLC, a Texas Limited Liability Company (10.31%)). Pinewood Imports may be considered a related party because it is controlled by the Company president’s husband.

NOTE 8 –  SUBSEQUENT EVENT

On August 15, 2006, 860,000 shares of the Company’s common stock were sold to 39 shareholders at $.001 per share, including 100,000 shares sold to an officer of the Company.

GREENLEAF FOREST PRODUCTS, INC.

Balance Sheet

September 30, 2006

(Unaudited)

ASSETS

CURRENT ASSETS:
Cash	$70,356
Inventory	21,221
TOTAL ASSETS	$91,577

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Due to related party	$57,000
Accounts payable	11,462
Accrued expenses	16,361
Total Current Liabilities	84,823

STOCKHOLDERS’ EQUITY:
Preferred stock at $0.001 par value; authorized, 1,000,000 shares; no shares issued or outstanding	-
Common stock at $0.001 par value; authorized 74,000,000 shares; 10,000,000 shares issued and outstanding	10,000
Accumulated deficit	(3,246)
Total Stockholders’ Equity	6,754

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$91,577

See notes to financial statements.

GREENLEAF FOREST PRODUCTS, INC.

Statements of Operations

For the Three Months Ended September 30, 2006 and the Period September 7, 2005 (inception) to September 30, 2005

(unaudited)

		2006		2005

Product sales		$158,091		$-

Cost of goods sold		149,387		-

Gross Profit		8,704		-

Other (Income) Expenses:
Administrative		5,782		-
Start-up costs		-		9,140
Interest		597		-
Other – net		(2,487)		-
Total		3,892		9,140

Net Income (Loss)		$4,812		$(9,140)

Basic and diluted loss per share	$	*	$	*

Basic and diluted weighted average number of common shares outstanding		9,570,000		9,140,000

See notes to financial statements.

                * Less than $.01

GREENLEAF FOREST PRODUCTS, INC.

Statements of Cash Flows

 For the Three Months Ended September 30, 2006 and the Period September 7, 2005 (inception) to September 30, 2005

(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:	2006	2005

Net income (loss)	$4,812	$(9,140)
	-
Adjustments to reconcile net loss to net cash provided by operating activities:
Start-up costs paid by common shares	-	9,140
Changes in net operating assets	(13,868)	-
Net Cash Used in Operating Activities	(9,056)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of shares	860	-
Loans from related party	30,000	-
Net Cash Provided by Financing Activities	30,860

INCREASE IN CASH	21,804	-

CASH AT BEGINNING OF PERIOD	48,552	-
CASH AT END OF PERIOD	$70,356	$-

See notes to financial statements.

GREENLEAF FOREST PRODUCTS, INC.

Notes to Unaudited Financial Statements

September 30, 2006

(Unaudited)

NOTE 1

 BASIS OF PRESENTATION

The accompanying interim financial statements for the three-month period ended September 30, 2006 and the period September 7, 2005 (inception) to September 30, 2005 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation.  The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year.  These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form SB-2, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2

 GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At September 30, 2006, the Company has limited financial resources, has not established a source of equity or debt financing and has incurred operating losses since inception. These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The Company will solicit sales based on all leads that it can obtain from existing customers, tradeshows and trade literature. For purchases to accommodate those sales, it will generally have to pay for the container shipment at the time that the container reaches the shipping point. Making this payment will require the Company to continue receiving loans of up to $30,000 from Pinewood or obtaining financing from an outside financing source using the purchased inventory as collateral. The Company cannot predict the likelihood of continuing to receive financing from Pinewood or of obtaining secured financing from other sources.  If it is unable to obtain financing, the Company would attempt to obtain more liberal payment terms from its vendors or would have to order smaller shipments. If sales levels were ever to reach a level where the Company is unable to breakeven on a cash basis, it would give serious consideration to discontinuing operations.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 3

  SALE OF STOCK

On August 15, 2006, 860,000 shares of the Company’s common stock were sold to 39 shareholders at $.001 per share, including 100,000 shares sold to an officer of the Company.

NOTE 4

 CONCENTRATION OF RISK

All of the Company’s product sales revenues for the three months ended September 30, 2006 were derived from two unrelated customers (Global Trading (64.645%) and MFP of Oregon (35.35%).

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________ , 2007 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,760,000 Shares

Greenleaf Forest Products, Inc.

Common Stock

PROSPECTUS

__ , 2007

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

4

RISK FACTORS

4

USE OF PROCEEDS

18

SELLING STOCKHOLDERS

18

DETERMINATION OF OFFERING PRICE

21

DIVIDEND POLICY

22

MARKET FOR SECURITIES

22

NOTE REGARDING FORWARD-LOOKING STATEMENTS

22

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

23

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

34

PRINCIPAL SHAREHOLDERS

39

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

39

DESCRIPTION OF CAPITAL STOCK

40

PLAN OF DISTRIBUTION

43

LEGAL MATTERS

47

EXPERTS

UNAUDITED INTERIM STATEMENTS

48

WHERE YOU CAN FIND MORE INFORMATION

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certificate of Incorporation at Article XI thereof providing for indemnification of its officers and directors as follows.

“The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.

The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys= fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s of officer’s acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$ 1.89
NASD Filing Fee	100.00
*Accounting fees and expenses	5,000.00
*Legal fees and expenses	50,000.00
*Transfer Agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	2,398.11

Total	$ 65,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 26

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form SB-2, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

On September 7, 2005, 9,140,000 shares of common stock were issued the Company’s President and founder. On August 15, 2006, an additional 860,000 common shares were issued to 39 additional shareholders at $.001 per share for $860 in cash.  These stockholders had an opportunity to ask questions of and receive answers from executive officers of Registrant and were provided with access to Registrant’s documents and records in order to verify the information provided.   Each of these 39 shareholders who was not an accredited investor represented that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and the Issuer had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between executives of Registrant and the individual purchaser, each of whom indicated that they met the definition of “sophisticated” investor as defined in Regulation D, and Greenleaf has made a determination that each of such investors are “sophisticated investors.”  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Greenleaf.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he or she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on the stock transfer records of the Registrant.

The foregoing issuances of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended.

ITEM 27

EXHIBITS

3.1*	Articles of Incorporation
3.2*	By-Laws
5.1*	Opinion of Gary B. Wolff, P.C.
10.1*	2006 Non-Statutory Stock Option Plan
10.2*	Agreement between Greenleaf, its president and its counsel
10.3*	Form of Investment Letter
10.4**	Promissory Notewith Pinewood Imports, Ltd.
23.1*	Consent of Most and Company LLP
23.1a*	Consent of Most and Company LLP
23.2*	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
23.1a**	Consent of Most and Company LLP
23.2a**	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
23.1b***	Consent of Most and Company LLP
23.2b***	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

* Filed with initial filing.

** Filed with Amendment 1.

***Filed with Amendment 2

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 28

UNDERTAKINGS

The Registrant undertakes:

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

g.

That for the purpose of determining liability under the Securities Act to any purchaser:

2.

Since the small business issuer is subject to Rule 430C

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

Request for Acceleration of Effective Date.  If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pearland, TX on the 19th day of January, 2007

Greenleaf Forest Products, Inc.

/s/ Michelle Maresova

By: Michelle Maresova, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/ Michelle Maresova		January 19, 2007

By: Michelle Maresova Chief Executive Officer	President, CEO, CFO, Principal Accounting Officer and Chairman

/s/ Kristine Barton		January 19, 2007

By: Kristine Barton	Secretary, Treasurer and Director